Exhibit 10.09.7

Amendment 5 to the Supplemental ERISA Compensation Plan of Citibank, N.A. and Affiliates

1.	Effective December 31, 2018, the following definition shall be added to Paragraph 1 of the Plan:

“2018 Frozen Grandfathered Participant” means any Grandfathered Participant whose benefits under the Retirement Plan were frozen on or after December 31, 2018, in accordance with Article IV, Section 3 of the Retirement Plan. Any individual who becomes a 2018 Frozen Grandfathered Participant and was not already a Participant under this Plan shall become a Participant on his or her Individual Freeze Date.”

2.	Effective December 31, 2018, the definition of “Individual Freeze Date” shall be amended to add the following sentence at the end thereof to read as follows:
“The Individual Freeze Date for 2018 Frozen Grandfathered Participants shall mean the December 31 of the Plan Year as of which a 2018 Frozen Grandfathered Participant’s benefit in the Retirement Plan is frozen in accordance with Article IV, Section 3 of the Retirement Plan.”

3.	Effective December 31, 2018, Paragraph 2 shall be amended to add the following new subparagraph (d):
“(d)    All of the provisions of this Paragraph 2 shall apply to a 2018 Frozen Grandfathered Participant.”

4.	Effective December 31, 2018, Paragraph 3 shall be amended to add the following new subparagraph (k):
“(k)    Notwithstanding anything in the Plan to the contrary, the terms of 3(b), (c), (d), (e), (f) and (g) shall not apply with respect to a 2018 Frozen Grandfathered Participant. Notwithstanding any provision of the Plan to the contrary, the Payment Event Date for a 2018 Frozen Grandfathered Participant means the Participant’s Separation from Service within the meaning of Treas. Reg. Sec. 1.409A-1(h). Each 2018 Frozen Grandfathered Participant’s annuity starting date for purposes of calculating the value of the Participant’s Plan benefits shall be the first of the month following the Participant’s Payment Event Date, and benefits under the Plan shall be paid on the Benefit Distribution Date. A 2018 Frozen Grandfathered Participant’s Plan benefit shall be paid only in a single lump sum.”

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